UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Current Report on Form 8-K (the “Original Form 8-K”) filed by Marvell Technology Group Ltd. (“Marvell”) with the Securities and Exchange Commission on February 20, 2014 is being filed solely to correct a typographical error in the record date set forth in the Original Form 8-K, which is correctly set forth in Item 8.01 below as March 13, 2014. No other changes are being made to the Original 8-K.

Item 8.01	Other Events.

On February 20, 2014, Marvell announced that it had declared the payment of its quarterly dividend of $0.06 per share to be paid on March 27, 2014 to all shareholders of record as of March 13, 2014. Developments in the CMU litigation could affect Marvell’s ability to pay the dividend on March 27, 2014 under Bermuda law, where Marvell is incorporated. In such event, the payment of the dividend could be delayed until such time as Marvell can meet statutory requirements under Bermuda law. The payment of future quarterly cash dividends is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2014

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Michael Rashkin
Michael Rashkin Chief Financial Officer

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